Gerard A. Chamberlain, Esquire
                                2431 Brown Street
                        Philadelphia, Pennsylvania 19130
                                 (215) 232-4212






                                December 17, 1998



Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

                 Wilmington Trust Corporation
                 Registration statement on Form S-3
                 ----------------------------------

Ladies and Gentlemen:

      I have served as counsel to Wilmington Trust Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement covers issuance of up to 11,700 shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), pursuant to the Corporation's 1996 Long-Term Incentive Plan (the "Plan").

      I have examined copies of the Registration Statement, the Corporation's Certificate of Incorporation and Bylaws, each as amended to date, the Plan, the minutes of various meetings of the Corporation's Board of Directors and shareholders, and original, reproduced or certified copies of such records of the Corporation and agreements, certificates of public officials and other documents, papers, statutes and authorities as I have deemed necessary to form the basis of the opinions expressed herein. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to me as copies. With respect to various questions of fact material to my opinions, I have relied upon statements of officers and representatives of the Corporation and others.

Wilmington Trust Corporation
December 17, 1998
Page 2




      Based on the foregoing, I am of the opinion that the Common Stock which is the subject of the Registration Statement, if and when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and non-assessable.

      I am a member of the Pennsylvania bar. The opinions expressed in this opinion letter are limited to Delaware's General Corporation Law. I am not opining on, and I assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

      The opinions set forth above are rendered as of the date of this letter. I assume no obligation to update or supplement any of those opinions to reflect any changes of law or fact that may occur subsequent to the date thereof.

      I hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Gerard A. Chamberlain, Esquire

                                            Gerard A. Chamberlain, Esquire


GAC/alf